Exhibit 10(f)


[M&T Bank LOGO]
                                                                  EQUIPMENT LINE
                                                                CREDIT AGREEMENT
                                                                        New York

March 24,2005

BORROWER: SONO-TEK CORPORATION, a corporation organized under the laws of New York

Address of residence/chief executive office: 2012 Route 9W, Milton, New York
12547

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its principal banking office at One M&T Plaza, Buffalo, New York 14240 Attention: Office of General Counsel

The Bank and the Borrower, intending to be legally bound, agree as follows:

I. DEFINITIONS.

      a. Capital Expenditures. The term "Capital Expenditures" means, for any fiscal year, the aggregate of all expenditures (whether paid in cash or accrued as liabilities, and including expenditures for obligations under any lease with respect to which Borrower's obligations thereunder should, in accordance with G.A.A.P., be capitalized and reflected as a liability on the balance sheet of Borrower) by Borrower during such period that are required by G.A.A.P. to be included in or reflected by the property, plant or equipment or similar fixed asset accounts on the balance sheet of Borrower.

      b. Cash Flow. The term "Cash Flow" means the sum of (i) net income after tax, dividends and distributions, plus (ii) depreciation expense and amortization, plus (iii) Interest Expense, all determined in accordance with G.A.A.P.

      c. Cash Flow Coverage. The term "Cash Flow Coverage" means the ratio of Cash Flow to the sum of (i) the current portion of all Long Term Debt as specified in the financial statement dated twelve (12) months prior, plus (ii) Interest Expense, all determined in accordance with G.A.A.P.

      d. Credit. The term "Credit" means any and all credit facilities and any other financial accommodations made by the Bank in favor of the Borrower whether now or hereafter in existence.

      e. Current Assets. The term "Current Assets" means, at any time, the aggregate amount of all current assets, including, but not limited to, cash, cash equivalents, marketable securities, receivables maturing within twelve (12) months from such time, and inventory (net of LIFO Reserve), but excluding prepaid expenses and officer, stockholder, employee and related entity advances and receivables, all as determined in accordance with G.A.A.P.

      f. Current Liabilities. The term "Current Liabilities" means, at any time, the aggregate amount of all liabilities and obligations which are due and payable on demand or within twelve (12) months from such time, or should be properly reflected as attributable to such twelve
            (12) month period in accordance with G.A.A.P.

      g. Current Ratio. The term "Current Ratio" means the ratio of Current Assets to Current Liabilities.

      h. Equipment Line of Credit. The term "Equipment Line of Credit" means the credit facility extended to the Borrower by the Bank pursuant to
            Section 2 of this Agreement.

      i. G.A.A.P. The term "G.A.A.P." means, with respect to any date of determination, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants consistently applied and maintained throughout the periods indicated.

      j. Interest Expense. The term "Interest Expense" means all finance charges reflected on the income statement as interest expense for all obligations of Borrower to any person, including, but not limited to, Bank, as shown on the balance sheet in accordance with G.A.A.P.

      k. Long Term Debt. The term "Long Term Debt" means all obligations of Borrower to any person, including, but not limited to, the Obligations, payable more than twelve (12) months from the date of their creation, which in accordance with G.A.A.P. are shown on the balance sheet as a liability (excluding reserves for deferred income taxes) for the period then ended.

      l. Maximum Line of Credit Amount. The term "Maximum Line of Credit Amount" means $150,000.00.

      m. Obligations. The term "Obligations" means any and all indebtedness or other obligations of the Borrower to the Bank in any capacity, now existing or hereafter incurred, however created or evidenced, regardless of kind, class or form, whether direct, indirect, absolute or contingent (including obligations pursuant to any guaranty, endorsement, other assurance of payment or otherwise), whether joint or several, whether from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, together with all extensions, renewals and replacements thereof, and all interest, fees, charges, costs or expenses which accrue on or in connection with the foregoing, including any indebtedness or obligations (i) not yet outstanding but contracted for, or with regard to which any other commitment by the Bank exists; (ii) arising prior to, during or after any pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding; (iii) owed by the Borrower to others and which the Bank obtained, or may obtain, by assignment or otherwise; and (iv) payable under this Agreement.

      n. Quick Ratio. The term "Quick Ratio" means the ratio of Current Assets less inventory (net of LIFO Reserve), to Current Liabilities.

      o. Subordinated Debt. The term "Subordinated Debt" means all indebtedness of the Borrower which has been formally subordinated to payment and collection of the Obligations.

      p. Subsidiary. The term "Subsidiary" means any corporation or other business entity of which at least fifty percent (50%) of the voting stock or other ownership interest is owned by the Borrower directly or indirectly through one or more Subsidiaries. If the Borrower has no Subsidiaries, the provisions of this Agreement relating to the Subsidiaries shall be disregarded, without affecting the applicability of such provisions to the Borrower alone.


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      q.    Tangible Net Worth. The term "Tangible Net Worth" means the aggregate assets of Borrower excluding all intangible assets, including, but not limited to, goodwill, licenses, trademarks, patents, copyrights, organization costs, appraisal surplus, officer, stockholder, related entity and employee advances or receivables, mineral rights and the like, less liabilities, plus Subordinated Debt, all determined in accordance with G.A.A.P. (except to the extent that under G.A.A.P. "tangible net worth" excludes leasehold improvements which are included in "Tangible Net Worth" as defined herein).

      r. Total Liabilities. The term "Total Liabilities" means the aggregate amount of all assets of the Borrower less the sum of shareholder equity and Subordinated Debt (if any), as shown on the balance sheet in accordance with G.A.A.P.

      s. Transaction Documents. The term Transaction Documents" means this Agreement and all documents, instruments or other agreements by the Borrower in favor of the Bank in connection (directly or indirectly) with the Obligations, whether now or hereafter in existence, including promissory notes, security agreements, guaranties and letter of credit reimbursement agreements.

      t. Working Capital. The term "Working Capital" means that amount which is equal to the excess of Current Assets over Current Liabilities.

2. BASIC TERMS OF THE EQUIPMENT LINE OF CREDIT.

      a. Advances. Subject to the continued compliance of Borrower with this Agreement and all other accompanying Transaction Documents and the continued absence of any default by Borrower or any indorser, guarantor or any other party liable for, or whose assets or any interest therein secures payment of any of the Obligations, Bank may advance to Borrower, for use by Borrower as hereafter provided, such sums as Borrower may request, but which shall not exceed in the aggregate at any one time outstanding the Maximum Line of Credit Amount. Borrower shall not request any advance of proceeds of the Equipment Line of Credit which exceeds the Maximum Line of Credit Amount. Even if the aggregate amount of advances made and outstanding under the Equipment Line of Credit shall at any time and for any reason exceed the Maximum Line of Credit Amount, Borrower shall nevertheless be liable for the entire amount outstanding with interest thereon in accordance with this Agreement and all accompanying Transaction Documents, and Borrower shall be responsible for observance of, performance of and compliance with all of the terms, covenants and provisions hereof and thereof. Advances under the Equipment Line of Credit shall be evidenced by separate term notes, in form and substance acceptable to Bank. The Equipment Line of Credit shall be utilized for purposes of making equipment and/or vehicle acquisitions. Within such limitations and subject to all of the terms and conditions set forth herein and in the other accompanying Transaction Documents, Borrower may borrow, repay and reborrow funds under the Equipment Line of Credit in accordance with the terms and conditions of this Agreement. Nothing contained in this Agreement shall be construed as obligating Bank to make any particular loan or advance to Borrower, and Borrower is not relying upon Bank to make or continue to make advances for any purpose whatsoever. All such loans or advances remain within the discretion of Bank.

      b. Advance Procedure. With respect to each advance and all matters and transactions in connection therewith, Borrower hereby irrevocably authorizes Bank to accept, rely upon, act upon and comply with any oral or written instructions, requests, confirmation and orders of any employee or representative of Borrower who is so authorized or designated as a signer of loan documents under the provisions of Borrower's most recent resolutions or similar documents on file with Bank. Borrower acknowledges that the transmission between Borrower and Bank of any such instructions, requests, confirmations and orders involves the possibility or errors, omissions, mistakes and discrepancies and agrees to adopt such internal measures and operational procedures as may be necessary to protect its interests. By reason thereof, Borrower hereby assumes all risk of loss and responsibility for, releases and discharges Bank from any and all responsibility or liability for, and agrees to indemnify, reimburse on demand and hold Bank harmless from, any and all claims, actions, damages, losses, liability and expenses by reason of, arising out of, or in any way connected with or related to: (i) Banks accepting, relying and acting upon, complying with or observing any such instruction, request, confirmation or order: or (ii) any such error, omission, mistake, or discrepancy, provided such error, omission, mistake or discrepancy is not the result of negligence on the part of Bank.

3. REPRESENTATIONS AND WARRANTIES. The Borrower makes the following representations and warranties and any "Additional Representations and Warranties" on the schedule attached hereto and made part hereof (the "Schedule"), all of which shall be deemed to be continuing representations and warranties as long as this Agreement is in effect:

      a. Good Standing; Authority. The Borrower and each Subsidiary (if either is not an individual) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed. The Borrower and each Subsidiary is duly authorized to do business in each jurisdiction in which failure to be so qualified might have a material adverse effect on its business or assets and has the power and authority to own each of its assets and to use them in the ordinary course of business now and in the future.

      b. Compliance. The Borrower and each Subsidiary conducts its business and operations and the ownership of its assets in compliance with each applicable statute, regulation and other law, including environmental laws. All approvals, including authorizations, permits, consents, franchises, licenses, registrations, filings, declarations, reports and notices (the "Approvals") necessary for the conduct of the Borrower's and each Subsidiary's business and for the Credit have been duly obtained and are in full force and effect. The Borrower and each Subsidiary is in compliance with the Approvals. The Borrower and each Subsidiary (if either is not an individual) is in compliance with its certificate of incorporation, by-laws, partnership agreement, articles of organization, operating agreement or other applicable organizational or governing document as may be applicable to the Borrower or a Subsidiary depending on its organizational structure ("Governing Documents"). The Borrower and each Subsidiary is in compliance with each agreement to which it is a party or by which it or any of its assets is bound.

      c. Legality. The execution, delivery and performance by the Borrower of this Agreement and all related documents, including the Transaction Documents, (i) are in furtherance of the Borrower's purposes and within its power and authority; (ii) do not (A) violate any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator with respect to the Borrower or any Subsidiary or (B) violate the Borrower's or any Subsidiary's Governing Documents (if either is not an individual), constitute a default under any agreement binding on the Borrower or any Subsidiary or result in a lien or encumbrance on any assets of the Borrower or any Subsidiary; and (iii) if the Borrower or any Subsidiary is not an individual, have been duly authorized by all necessary organizational actions.

      d. Fiscal Year. The fiscal year of the Borrower is the calendar year unless the following blank states otherwise: year ending
            ____________.


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      e.    Title to Assets. The Borrower and each Subsidiary has good and marketable title to each of its assets free of security interests, mortgages or other liens or encumbrances, except as set forth on the Schedule titled "Permitted Liens" or pursuant to the Bank's prior written consent.

      f. Judgments and Litigation. There is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment, order or award of any court, agency or other governmental authority or arbitrator (any, an "Action") which involves the Borrower, its Subsidiaries or their respective assets and might have a material adverse effect upon the Borrower or any Subsidiary or threaten the validity of the Credit, any Transaction Document or any related document or action.

      g. Full Disclosure. Neither this Agreement nor any certificate, financial statement or other writing provided to the Bank by or on behalf of the Borrower or any Subsidiary contains any statement of fact that is incorrect or misleading in any material respect or omits to state any fact necessary to make any such statement not incorrect or misleading. The Borrower has not failed to disclose to the Bank any fact that might have a material adverse effect on the Borrower or any Subsidiary.

4. AFFIRMATIVE COVENANTS. So long as this Agreement is in effect, the Borrower will comply with any "Additional Affirmative Covenant" contained in the Schedule and shall:

      a. Financial Statements and Other Information. Promptly deliver to the Bank (i) within sixty (60) days after the end of each of its first three fiscal quarters, an unaudited consolidating and consolidated financial statement of the Borrower and each Subsidiary as of the end of such quarter, which financial statement shall consist of income and cash flows for the quarter, for the corresponding quarter in the previous fiscal year and for the period from the end of the previous fiscal year, with a consolidating and consolidated balance sheet as of the quarter end all in such detail as the Bank may request; (ii) within ninety (90) days after the end of each fiscal year, consolidating and consolidated statements of the Borrower's and each Subsidiary's income and cash flows and its consolidating and consolidated balance sheet as of the end of such fiscal year, setting forth comparative figures for the preceding fiscal year and to be (check applicable box, if no box is checked the financial statements shall be audited):

               |X| audited           |_| reviewed            |_| compiled

            by an independent certified public accountant acceptable to the Bank; all such statements shall be certified by the Borrower's chief financial officer to be correct and in accordance with the Borrower's and each Subsidiary's records and to present fairly the results of the Borrower's and each Subsidiary's operations and cash flows and its financial position at year end; and (iii) with each statement of income, a certificate executed by the Borrower's chief executive and chief financial officers or other such person responsible for the financial management of the Borrower (A) setting forth the computations required to establish the Borrower's compliance with each financial covenant, if any, during the statement period, (B) stating that the signers of the certificate have reviewed this Agreement and the operations and condition (financial or other) of the Borrower and each of its Subsidiaries during the relevant period and (C) stating that no Event of Default occurred during the period, or if an Event of Default did occur, describing its nature, the date(s) of its occurrence or period of existence and what action the Borrower has taken with respect thereto. The Borrower shall also promptly provide the Bank with copies of all annual reports, proxy statements and similar information distributed to shareholders, partners or members, and copies of all filings with the Securities and Exchange Commission and the Pension Benefit Guaranty Corporation, and shall provide, in form satisfactory to the Bank, such additional information, reports or other information as the Bank may from time to time reasonably request regarding the financial and business affairs of the Borrower or any Subsidiary. If the Borrower is an individual, the Borrower shall provide annually a personal financial statement in form and detail acceptable to the Bank and such other financial information as the Bank may from time to time reasonably request.

      b. Accounting; Tax Returns and Payment of Claims. The Borrower and each Subsidiary will maintain a system of accounting and reserves in accordance with generally accepted accounting principles, has filed and will file each tax return required of it and, except as disclosed in the Schedule, has paid and will pay when due each tax, assessment, fee, charge, fine and penalty imposed by any taxing authority upon it or any of its assets, income or franchises, as well as all amounts owed to mechanics, materialmen, landlords, suppliers and the like in the normal course of business.

      c. Inspections. Promptly upon the Bank's request, the Borrower will permit, and cause its Subsidiaries to permit, the Banks officers, attorneys or other agents to inspect its and its Subsidiary's premises, examine and copy its records and discuss its and its Subsidiary's business, operations and financial or other condition with its and its Subsidiary's responsible officers and independent accountants.

      d. Operating Accounts. Maintain, and cause its Subsidiaries to maintain, all bank accounts with the Bank.

      e. Changes in Management and Control. If the Borrower is not an individual, immediately upon any change in the identity of the Borrower's chief executive officers or in its beneficial ownership, the Borrower will provide to the Bank a certificate executed by its senior individual authorized to transact business on behalf of the Borrower, specifying such change.

      f. Notice of Defaults and Material Adverse Changes. Immediately upon acquiring reason to know of (i) any Event of Default, (ii) any event or condition that might have a material adverse effect upon the Borrower or any Subsidiary or (iii) any Action, the Borrower will provide to the Bank a certificate executed by the Borrower's senior individual authorized to transact business on behalf of the Borrower, specifying the date(s) and nature of the event or the Action and what action the Borrower or its Subsidiary has taken or proposes to take with respect to it.

      g. Insurance. Maintain its, and cause its Subsidiaries to maintain, property in good repair and will on request provide the Bank with evidence of insurance coverage satisfactory to the Bank, including fire and hazard, liability, workers' compensation and business interruption insurance and flood hazard insurance as required.

      h. Further Assurances. Promptly upon the request of the Bank, the Borrower will execute, and cause its Subsidiaries to execute, and deliver each writing and take each other action that the Bank deems necessary or desirable in connection with any transaction contemplated by this Agreement.

5. NEGATIVE COVENANTS. As long as this Agreement is in effect, the Borrower shall not violate, and shall not suffer or permit any of its Subsidiaries to violate, any of the following covenants and any "Additional Negative Covenant" on the Schedule. The Borrower shall not:


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      a.    Indebtedness. Permit any indebtedness (including direct and contingent liabilities) not described on the Schedule titled "Permitted Indebtedness" except for trade indebtedness or current liabilities for salary and wages incurred in the ordinary course of business and not substantially overdue.

      b. Guaranties. Become a guarantor, a surety, or otherwise liable for the debts or other obligations of another, whether by guaranty or suretyship agreement, agreement to purchase indebtedness, agreement for furnishing funds through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging indebtedness, or otherwise, except as an endorser of instruments for the payment of money deposited to its bank account for collection in the ordinary course of business and except as may be specified in the Schedule titled "Permitted Guaranties".

      c. Liens. Permit any of its assets to be subject to any security interest, mortgage or other lien or encumbrance, except as set forth on the Schedule titled "Permitted Liens" and except for liens for property taxes not yet due; pledges and deposits to secure obligations or performance for workers' compensation, bids, tenders, contracts other than notes, appeal bonds or public or statutory obligations; and materialmen's, mechanics', carriers' and similar liens arising in the normal course of business.

      d. Investments. Make any investment other than in FDIC insured deposits or United States Treasury obligations of less than one year, or in money market or mutual funds administering such investments, except as set forth on the Schedule titled "Permitted Investments".

      e. Loans. Make any loan, advance or other extension of credit except as disclosed on the Schedule titled "Permitted Loans", except for endorsements of negotiable instruments deposited to the Borrower's deposit account for collection, trade credit in the normal course of business and intercompany loans approved in writing by the Bank.

      f. Distributions. If the Borrower is not an individual, declare or pay any distribution, except for (i) dividends payable solely in stock and (ii) cash dividends paid to the Borrower by its Subsidiary.

      g. Changes In Form. (i) Transfer or dispose of substantially all of its assets, (ii) acquire substantially all of the assets of any other entity, (iii) do business under or otherwise use any name other than its true name or (iv) make any material change in its business, structure, purposes or operations that might have a material adverse effect on the Borrower or any of its Subsidiaries. If the Borrower or any Subsidiary is not an individual, (i) participate in any merger, consolidation or other absorption or (ii) make, terminate or permit to be revoked any election pursuant to Subchapter S of the Internal Revenue Code.

6. FINANCIAL COVENANTS. During the term of this Agreement, the Borrower shall not violate, and shall not suffer or permit any of its Subsidiaries to violate, any of the following covenants (complete applicable financial covenant) or any "Additional Financial Covenants" on the Schedule. For purposes of this Section, if the Borrower has any Subsidiaries all references to the Borrower shall include the Borrower and all of its subsidiaries on a consolidated basis. Unless a different measurement period is specified, compliance for the financial covenants shall be required at all times.

|_| a. Borrower shall maintain Tangible Net Worth of not less than $_____, measured (select one: quarterly or annually) _____ as of each (select one: quarter or fiscal year) _____ end.

|_| b. Borrower shall maintain a ratio of Total Liabilities to Tangible Net Worth of not greater than _____:_____, measured (select one: quarterly or annually) _____ as of each (select one: quarter or fiscal year) _____ end.

|_| c. Borrower shall maintain a Current Ratio of not less than _____:_____, measured (select one: quarterly or annually) _____ as of each (select one: quarter or fiscal year) _____ end.

|_| d. Borrower shall maintain Working Capital of not less than $_____, measured (select one: quarterly or annually) _____ as of each (select one: quarter or fiscal year) _____ end.

|_| e. Borrower shall maintain Cash Flow Coverage of not less than _____:_____, measured for the previous four quarters as of each (select one: quarter or fiscal year) _____ end.

|_| f. Without the prior written consent of Bank, Borrower shall not make any Capital Expenditures in excess of $_____ in the aggregate during any fiscal year of Borrower.

|_| g. Borrower shall not pay or accrue during any fiscal year compensation (including but not limited to all salary, bonuses, consulting, management or other fees, rentals and other payments to any person owning or managing 5% or more of the Borrower or any relative or cohabitant of such a person, and to any entity under common control with or controlling the Borrower) exceeding $_____ in the aggregate.

|_| h. Borrower shall not become obligated as lessee pursuant to operating leases exceeding $_____ in the aggregate during any fiscal year.

7. DEFAULT.

      a. Events of Default. Any of the following events or conditions shall constitute an "Event of Default": (i) failure by the Borrower to pay when due (whether at the stated maturity, by acceleration, upon demand or otherwise) the Obligations, or any part thereof, or there occurs any event or condition which after notice, lapse of time or after both notice and lapse of time will permit acceleration of any Obligation; (ii) default by the Borrower in the performance of any obligation, term or condition of this Agreement, the other Transaction Documents or any other agreement with the Bank or any of its affiliates or subsidiaries (collectively, "Affiliates"); (iii) failure by the Borrower to pay when due (whether at the stated maturity, by acceleration, upon demand or otherwise) any indebtedness or obligation owing to any third party or any Affiliate, the occurrence of any event which could result in acceleration of payment of any such indebtedness or obligation or the failure to perform any agreement with any third party or any Affiliate; (iv) the Borrower is dissolved, becomes insolvent, generally fails to pay or admits in writing its inability generally to pay its debts as they become due; (v) the Borrower makes a general assignment, arrangement or composition agreement with or for the benefit of its creditors or makes, or sends notice of any intended, bulk sale; the sale, assignment, transfer or delivery of all or substantially all of the assets of the Borrower to a third party; or the cessation by the Borrower as a going business concern;
            (vi) the Borrower files a petition in bankruptcy or institutes any action under federal or state law for the relief of debtors or seeks or consents to the appointment of an administrator, receiver, custodian or similar official for the wind up of its business (or has such a petition or action filed against it and such petition action or appointment is not dismissed or stayed within forty-five
            (45) days); (vii) the reorganization, merger, consolidation or dissolution of the Borrower (or


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            the making of any agreement therefor); (viii) the death or judicial declaration of incompetency of the Borrower, if an individual; (ix) the entry of any judgment or order of any court, other governmental authority or arbitrator against the Borrower; (x) falsity, omission or inaccuracy of facts submitted to the Bank or any Affiliate (whether in a financial statement or otherwise); (xi) an adverse change in the Borrower, its business, assets, operations, affairs or condition (financial or otherwise) from the status shown on any financial statement or other document submitted to the Bank or any Affiliate, and which change the Bank determines will have a material adverse affect on (a) the Borrower, its business, assets, operations or condition (financial or otherwise), or (b) the ability of the Borrower to pay or perform the Obligations; (xii) any pension plan of the Borrower fails to comply with applicable law or has vested unfunded liabilities that, in the opinion of the Bank, might have a material adverse effect on the Borrower's ability to repay its debts; (xiii) any indication or evidence received by the Bank that the Borrower may have directly or indirectly been engaged in any type of activity which, in the Bank's discretion, might result in the forfeiture or any property of the Borrower to any governmental authority; (xiv) the occurrence of any event described in Section 7(a)(i) through and including 7(a)(xiii) with respect to any Subsidiary or to any endorser, guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any of the Obligations; or (xv) the Bank in good faith deems itself insecure with respect to payment or performance of the Obligations.

      b. Rights and Remedies Upon Default. Upon the occurrence of any Event of Default, the Bank without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Borrower, any Subsidiary or any other person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may exercise all rights and remedies under the Borrower's or its Subsidiaries' agreements with the Bank or its Affiliates, applicable law, in equity or otherwise and may declare all or any part of any Obligations not payable on demand to be immediately due and payable without demand or notice of any kind and terminate any obligation it may have to grant any additional loan, credit or other financial accommodation to the Borrower or any Subsidiary. All or any part of any Obligations whether or not payable on demand, shall be immediately due and payable automatically upon the occurrence of an Event of Default in Section 7(a)(vi) above. The provisions hereof are not intended in any way to affect any rights of the Bank with respect to any Obligations which may now or hereafter be payable on demand.

8. EXPENSES. The Borrower shall pay to the Bank on demand all costs and expenses (including all fees and disbursements of counsel retained for advice, suit, appeal or other proceedings or purpose and of any experts or agents it may retain), which the Bank may incur in connection with (i) the administration of the Obligations, including any administrative fees the Bank may impose for the preparation of discharges, releases or assignments to third-parties; (ii) the enforcement and collection of any Obligations or any guaranty thereof; (iv) the exercise, performance, enforcement or protection of any of the rights of the Bank hereunder; or (v) the failure of the Borrower or any Subsidiary to perform or observe any provisions hereof. After such demand for payment of any cost, expense or fee under this Section or elsewhere under this Agreement, the Borrower shall pay interest at the highest default rate specified in any instrument evidencing any of the Obligations from the date payment is demanded by the Bank to the date reimbursed by the Borrower. All such costs, expenses or fees under this Agreement shall be added to the Obligations.

9. TERMINATION. This Agreement shall remain in full force and effect until (i) all Obligations outstanding, or contracted or committed for (whether or not outstanding), shall be finally and irrevocably paid in full and (ii) all Transaction Documents have been terminated by the Bank.

10. RIGHT OF SETOFF. If an Event of Default occurs, the Bank shall have the right to set off against the amounts owing under this Agreement and the other Transaction Documents any property held in a deposit or other account or otherwise with the Bank or its Affiliates or otherwise owing by the Bank or its Affiliates in any capacity to the Borrower, its subsidiary or any guarantor of, or endorser of any of the Transaction Documents evidencing, the Obligations. Such setoff shall be deemed to have been exercised immediately at the time the Bank or such Affiliate elect to do so.

11. MISCELLANEOUS.

      a. Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank's records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower's relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

      b. Generally Accepted Accounting Principles. Any financial calculation to be made, all financial statements and other financial information to be provided, and all books and records, system of accounting and reserves to be kept in connection with the provisions of this Agreement, shall be in accordance with generally accepted accounting principles consistently applied during each interval and from interval to interval; provided, however, that in the event changes in generally accepted accounting principles shall be mandated by the Financial Accounting Standards Board or any similar accounting body of comparable standing, or should be recommended by Borrower's certified public accountants, to the extent such changes would affect any financial calculations to be made in connection herewith, such changes shall be implemented in making such calculations only from and after such date as Borrower and the Bank shall have amended this Agreement to the extent necessary to reflect such changes in the financial and other covenants to which such calculations relate.

      c. Indemnification. If after receipt of any payment of all, or any part of, the Obligations, the Bank is, for any reason, compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, or for any other reason, the Transaction Documents shall continue in full force and the Borrower shall be liable, and shall indemnify and hold the Bank harmless for, the amount of such payment surrendered. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by the Bank in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Banks rights under the Transaction Documents and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section shall survive the termination of this Agreement and the Transaction Documents.

      d. Further Assurances, From time to time, the Borrower shall take, and cause its Subsidiaries to take, such action and execute and deliver to the Bank such additional documents, instruments, certificates, and agreements as the Bank may reasonably request to effectuate the purposes of the Transaction Documents.

      e. Cumulative Nature and Non-Exclusive Exercise of Rights and Remedies. All rights and remedies of the Bank pursuant to this Agreement and the Transaction Documents shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy. In the event of any unreconcilable inconsistencies, this Agreement shall control. No single or partial exercise by the Bank of any right or remedy pursuant to this Agreement or otherwise shall preclude any other or further exercise thereof, or any exercise of any other such right or remedy, by the Bank.

      f. Governing Law; Jurisdiction. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. This Agreement will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE THE BANK MAINTAINS A BRANCH AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER'S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS AGREEMENT WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

      g. Joint and Several; Successors and Assigns. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts, which become due, and the performance of all obligations under this Agreement, and the term "the Borrower" shall include each as well as all of them. This Agreement shall be binding upon the Borrower and upon its heirs and legal representatives, its successors and assignees, and shall inure to the benefit of, and be enforceable by, the Bank, its successors and assignees and each direct or indirect assignee or other transferee of any of the Obligations; provided, however, that this Agreement may not be assigned by the Borrower without the prior written consent of the Bank.

      h. Waivers; Changes In Writing. No failure or delay of the Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The Borrower expressly disclaims any reliance on any course of dealing or usage of trade or oral representation of the Bank (including representations to make loans to the Borrower) and agrees that none of the foregoing shall operate as a waiver of any right or remedy of the Bank. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless made specifically in writing by the Bank and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No modification to any provision of this Agreement shall be effective unless made in writing in an agreement signed by the Borrower and the Bank.

      i. Interpretation. Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural; references to "individual" shall mean a natural person and shall include a natural person doing business under an assumed name (e.g., a "DBA"); the word "or" has the inclusive meaning represented by the phrase "and/or"; the word "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; and captions or section headings are solely for convenience and not part of the substance of this Agreement. Any representation, warranty, covenant or agreement herein shall survive execution and delivery of this Agreement and shall be deemed continuous. Each provision of this Agreement shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision nevertheless is held invalid, the other provisions shall remain in effect. The Borrower agrees that in any legal proceeding, a photocopy of this Agreement kept in the Bank's course of business may be admitted into evidence as an original.

      j. Waiver of Jury Trial. THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY THE BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTIONS RELATED HERETO. THE BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. THE BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Agreement, including the Governing Law, Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

Date: March 24, 2005

TIN # 14-1568099

SONO-TEK CORPORATION

By: /s/ Christopher L. Coccio
    --------------------------------------
    Christopher L. Coccio, President

Witness: /s/ Ellen R. O'Leary
         ---------------------------------
         (Signature)

         Ellen R. O'Leary
         ---------------------------------
         (Typed Name)

ACCEPTED:

Date: March 24, 2005

MANUFACTURERS AND TRADERS TRUST COMPANY

By: /s/ Ellen R. O'Leary
    --------------------------------------
    Ellen O'Leary, Vice President


                                 ACKNOWLEDGMENT

STATE OF NEW YORK          )
                           :  SS.
COUNTY OF ULSTER           )

      On the 24th day of March, in the year 2005, before me, the undersigned, a Notary Public in and for said State, personally appeared CHRISTOPHER L. COCCIO, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within said instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Claudine Y. Corda
---------------------------------------------
Notary Public

                                 [NOTARY STAMP]




                               FOR BANK USE ONLY
Authorization Confirmed:
                         -------------------------------------------------------
             (if required per Credit Policy Manual Section 4.15.10, paragraph 1)

                                    SCHEDULE


Additional Representations and Warranties (ss. 3)



Additional Affirmative Covenants (ss. 4)



Permitted Indebtedness (ss. 5(a))



Permitted Guaranties (ss. 5(b))



Permitted Liens (ss. 5(c))



Permitted Investments (ss. 5(d))



Permitted Loans (ss. 5(e))



Additional Financial Covenants (ss. 6)